UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
December 7, 2015
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QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification Number)

18111 Von Karman, Suite 700
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Modification of Non-Employee Director Compensation Arrangement
On December 7, 2015, the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”) approved a modification to its 2016 Director Compensation Program to provide for an additional tier of compensation for a non-employee Vice Chairman of the Board position (the “Vice Chairman”). This Vice Chairman compensatory arrangement is comprised of a $35,000 annual cash retainer and a $40,000 restricted stock equity retainer, and will be paid to any non-employee director who serves in the position, in addition to the existing director compensation paid to such director under the Company’s 2016 Director Compensation Program. As previously disclosed in the Company’s Current Report on Form 8-K filed on November 6, 2015, the Board created the new Vice Chairman role and elected Craig Barbarosh to serve in this position, effective November 5, 2015. Mr. Barbarosh will receive the additional Vice Chairman compensation, pro-rated for the period of time from his election until the Company’s next Annual Meeting of Shareholders.

This modification to the 2016 Director Compensation Program was approved upon the recommendation of the Compensation Committee. No other changes were made to the Company’s director compensation practices. A description of the full 2016 Director Compensation Program, as modified, is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	2016 Director Compensation Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2015	QUALITY SYSTEMS, INC.
	By:	/s/ Jocelyn A. Leavitt
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	2016 Director Compensation Program

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